                                                                    EXHIBIT 99.6


                       FORMATION AND PERFORMANCE AGREEMENT


         THIS FORMATION AND PERFORMANCE AGREEMENT (this "Formation Agreement") is made and entered into effective as of June 6, 2000 by and between ICOS CORPORATION, a Delaware corporation ("ICOS"), and TEXAS BIOTECHNOLOGY CORPORATION, a Delaware corporation ("TBC") (separately, a "Party," and collectively, the "Parties").

                                    RECITALS

         A. ICOS-ET-LP LLC, a Washington limited liability company ("ICOS-LP"), and TBC, both as limited partners, and ICOS-ET-GP LLC, a Washington limited liability company ("ICOS-GP"), and TBC-ET, Inc., a Delaware corporation ("TBC-GP"), both as general partners, will form ICOS-Texas Biotechnology L.P., a Delaware limited partnership (the "Partnership"), and will execute the Agreement of Limited Partnership of the Partnership, to be dated effective as of the date hereof (the "Partnership Agreement"). Capitalized terms used but not otherwise defined in this Formation Agreement shall have the meanings set forth in the Partnership Agreement.

         B. ICOS-LP and ICOS-GP are wholly owned by ICOS. TBC-GP is wholly owned by TBC.

         C. ICOS-LP, ICOS-GP, TBC-GP and any Affiliate of a Party who acquires a Partnership Interest are hereafter referred to collectively as the "Subsidiaries" and individually as a "Subsidiary." ICOS and TBC are hereafter referred to collectively as the "Parent Companies" and individually as a "Parent Company."

         D. TBC intends to transfer to the Partnership the Endothelin License Agreement, pursuant to which the Partnership (as licensee) will receive a license to the Background Technology, in return for a forty-nine and nine-tenths percent (49.9%) Partnership Interest.

         E. TBC further intends to contribute certain assets to TBC-GP and then cause TBC-GP to contribute all such assets to the Partnership within [ * ] of the effective date of its formation.

         F. ICOS intends to contribute certain assets to ICOS-LP and ICOS-GP and then cause each of them to contribute all such assets to the Partnership within [ * ] of the effective date of its formation.

         G. Each of TBC and ICOS intends to provide assurances to the other that it will cause its respective Subsidiaries to perform all obligations and duties as a Partner of the


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Partnership as provided in the Partnership Agreement and that it will cause its respective Subsidiaries or Affiliates who are providing services to the Partnership to perform all of their obligations and duties under any contracts with the Partnership, upon the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants of the Parties, each to the other, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    AGREEMENT

1.       PERFORMANCE BY THE SUBSIDIARIES

         For so long as a Parent Company's Subsidiary owns a Partnership Interest in the Partnership, and thereafter for so long as a Subsidiary has an accrued but unperformed obligation to the Partnership pursuant to the Partnership Agreement, such Parent Company [ * ], to cause the Subsidiary to perform all of the Subsidiary's agreements, covenants and obligations under the Partnership Agreement, subject to the terms and conditions thereof. Each Parent Company [ * ] agreements with the Partnership to which the Subsidiaries or Affiliates are parties or become parties, regardless of when such agreements are created. Without limiting the generality of the foregoing, each Parent Company
[ * ]. The Parties acknowledge and agree that each Parent Company [ * ] pursuant to the Partnership Agreement, and such other agreements to which the Subsidiary, or any of its Affiliates, and the Partnership are parties, and not with respect to the performance of the Subsidiary or Affiliate of any obligations or duties owed to any other party, whether person or entity.

2.       FURTHER ASSURANCES

         In addition to executing this Formation Agreement, causing its respective Subsidiaries to execute the Partnership Agreement [ * ] Subsidiaries thereunder, each Parent Company agrees to [ * ].

3.       REPRESENTATIONS AND WARRANTIES

         Each Parent Company represents and warrants to the other Parent Company as follows:

         (a) The Parent Company shall provide its Subsidiaries with full power and authority to execute the Partnership Agreement and to perform all functions as a Partner of the Partnership contemplated therein, and take all reasonable additional steps as shall be necessary to cause each Subsidiary to perform all obligations, duties and transactions as provided in the Partnership Agreement.

         (b) The Parent Company shall maintain each of its Subsidiaries as a duly organized and validly existing Entity under the laws of the jurisdiction in which it was organized.


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

4.       [INTENTIONALLY LEFT BLANK.]

5.       BREACH

         If any Party breaches or fails to perform any obligation required to be performed by it pursuant to this Formation Agreement and does not cure such breach or failure within thirty (30) days after it has received written notice thereof from the other Party or the Management Committee (the "Defaulting Party"), the non-Defaulting Party shall have all remedies available to it at law or in equity against the Defaulting Party as a result of its breach or failure to perform its obligations under this Formation Agreement.

6.       DISPUTE RESOLUTION

         In the event a dispute arises between the Parties regarding the application or interpretation of any provision of this Formation Agreement (a "Dispute"), then upon the written request of any Party that includes a summary of the Dispute, [ * ].

         Any Dispute that the Parties are unable to resolve [ * ]. The Parties will mutually determine the mediator from a list of mediators obtained from the American Arbitration Association office located in the city in which the proceeding will take place. If the Parties are unable to agree on the mediator, the mediator will be selected by the American Arbitration Association with a preference for selecting a retired federal judge or state supreme court judge as the mediator.

         If any Dispute goes unresolved following the foregoing procedures, [ * ].

7.       NOTICES

         Any notice, request, instruction or other document required or permitted under this Formation Agreement shall be given either in writing, delivered in person, or mailed by certified or registered mail, return receipt requested, or transmitted by facsimile transmission with electronic confirmation of receipt to the Parties' last known addresses. Notices shall be deemed to have been given (a) on the date of service, if served personally on the Party to whom notice is to be given, (b) on the first day after transmission by facsimile transmission, if transmitted as set forth above, or (c) on the third day after mailing, if mailed as set forth above.

8.       DISCLAIMER OF AGENCY

         This Formation Agreement does not create any entity or relationship beyond the scope set forth herein and, except as otherwise expressly provided herein, this Formation Agreement shall not constitute any Party the legal representative or agent of the other, nor shall any Party have the right or authority to assume, create or incur any liability or obligation, express or implied, against, in the name of or on behalf of any other Party, another Party's Subsidiary, the Partnership or its Affiliates.


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

9.       WAIVERS

         No waiver of any breach of the terms of this Formation Agreement shall be effective unless such waiver is in writing and signed by the Party against whom such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

10.      AMENDMENTS

         This Agreement may be amended only in a writing signed by both Parties.

11.      SEVERABILITY

         If any provision of this Formation Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.      SUCCESSORS AND ASSIGNS

         This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns.

13.      THIRD PARTIES

         This Agreement is entered into between the Parties for the exclusive benefit of themselves and their successors and permitted assigns. This Agreement is not intended for the benefit of, and shall not be enforceable by, any creditor of a Party, Subsidiary or the Partnership or any other third party, whether person or entity. Except to the extent provided by applicable statute, and then only to that extent, no third party shall have any rights under this Formation Agreement or under any other agreement between the Parties, Subsidiaries and/or the Partnership.

14.      COUNTERPARTS

         This Formation Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

15.      ATTORNEYS' FEES

         In the event of a dispute between the Parties regarding the enforcement or interpretation of this Formation Agreement that is arbitrated or litigated, the nonprevailing Party or Parties shall pay the reasonable costs and attorneys' fees of the prevailing Party or Parties, including the reasonable costs and attorneys' fees incurred in the appeal of any final or interlocutory judgment.


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

16.      RIGHTS AND REMEDIES

         The rights and remedies provided by this Formation Agreement are cumulative, and the use of any one right or remedy shall not preclude or waive the right to use any or all other remedies. These rights and remedies are given in addition to any other rights the Parties may have by law, statute, ordinance or otherwise.

17.      GOVERNING LAW; JURISDICTION

         This Formation Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions of the State of Delaware or any other jurisdiction.


                                           ICOS CORPORATION

                                           By: /s/ Paul Clark
                                              ----------------------------------
                                           Name: Paul Clark
                                                --------------------------------
                                           Title: Chairman & CEO
                                                 -------------------------------



                                           TEXAS BIOTECHNOLOGY CORPORATION

                                           By: /s/ David B. McWilliams
                                              ----------------------------------
                                           Name: David B. McWilliams
                                                --------------------------------
                                           Title: President/CEO
                                                 -------------------------------


[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.